EMPLOYMENT AGREEMENT

This Employment Agreement (this "***Agreement***") dated as of November 01, 2017 (the "***Commencement Date***") is by and between NaturalShrimp Incorporated, a Nevada corporation ("***Employer***"), and Tom Untermeyer ("***Employee***" and, together with Employer, the "***Parties***" and each individually, a "***Party***").

RECITALS:

A. Employer and Employee wish to enter into this Agreement so as to establish their understanding with respect to the employment of Employee by Employer as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, each Party agrees as follows:

1. Employment Term. This Agreement will remain in effect from the Commencement Date until this Agreement is properly terminated in accordance with its express terms (the "***Employment Term***").

2. Responsibilities and Authority. Employer hereby employs Employee to serve as its **Chief Technology Officer**. In such capacity, Employee will have such duties and responsibilities as determined by Employer's Board of Directors consistent with the Employer's Bylaws. If requested by Employer, Employee will serve as an officer or director of Employer or any affiliate of Employer without additional compensation.

3. Acceptance of Employment. Employee accepts employment by Employer on the terms and conditions herein provided and agrees, subject to the terms of this Agreement, to devote all of Employee's full business time to Employer's affairs.

4. Compensation and Benefits. As compensation for Employee's services hereunder, Employee will be entitled to the following:

4.1 Base Salary. From and after the Commencement Date, Employee will receive a base salary at the rate of $8,000 per month ("***Base Salary***"). The Base Salary will be paid in substantially equal installments in accordance with Employer's regular payroll practices, as in effect from time to time, and subject to all appropriate withholdings. (See Exhibit A)

4.2 Bonus. One or more bonuses may be paid to Employee at such times and in such amounts as may be determined in the sole discretion of Employer's Board of Directors. If awarded, payment of any such bonus will be subject to all appropriate withholdings.

4.3 Benefits. Employee will be entitled to receive the benefits specified on Exhibit A ("***Benefits***"). In addition, Employer will reimburse Employee for all authorized expenses reasonably incurred or paid by Employee in connection with the performance of Employee's services under this Agreement upon presentation of expense statements or vouchers and such other supporting information as Employer may from time to time reasonably require or request ("***Reimbursable Expenses***").

5. Termination; Payments upon Termination. This Agreement may be terminated upon the following terms:

5.1 Termination Upon Death. If Employee should die during the Employment Term, this Agreement will terminate on the date of death. All Base Salary through such date and any amounts owed for Reimbursable Expenses that Employee incurs through such date, as well as any previously awarded but unpaid bonuses, will be paid to Employee's designated beneficiary as promptly as practicable following the date of death. All Benefits will, unless otherwise expressly set forth on Exhibit A, otherwise provided by Employer policy applicable to its employees generally, or otherwise required by applicable law, terminate on the date of death.

Employer of his belief that a material breach has occurred:

(a) A material adverse change in, or a substantial elimination of the duties and responsibilities of Employee;

(b) A material breach by Employer of its obligations hereunder;

(c) a reduction in Employee's Base Salary; or

(d) any refusal by Employer to permit Employee to engage in activities which do not violate Employee's obligations under Section 7 of this Agreement.

5.6 Termination by Employee Without Good Reason. Employee may at any time terminate Employee's employment without Good Reason. In such event, the Base Salary will continue to be paid to Employee through the date of termination, and any amounts owed for Reimbursable Expenses that Employee incurs through such date and any previously awarded but unpaid bonuses will be paid to Employee following termination. All Benefits will, unless otherwise expressly set forth on Exhibit A, otherwise provided by Employer policy applicable to its employees generally or otherwise required by applicable law, terminate on the date of termination.

5.7 Effect of Termination. Except as expressly provided in this Section 5 and except for the obligations set forth in Sections 6, 7 and 8, all further obligations of the Parties under this Agreement will terminate upon termination of Employee's employment with Employer.

6. Restrictive Covenants. Employee hereby acknowledges that, as a result of Employee's employment by Employer hereunder, Employee will receive special training and education with respect to the operations of Employer's and/or Employer's affiliates' businesses and other related matters, and will obtain access to such persons' information concerning its business or affairs ("***Confidential Information***"), and business and professional contacts. In consideration of such special and unique opportunities afforded by Employer and its affiliates to Employee as a result of Employee's employment, the Employee hereby agrees that Employee will not:

6.1 For two (2) years after Employer or any of its affiliates no longer employs Employee (the date on which such person no longer employs Employee is hereinafter referred to as the "***Employment Termination Date***"), directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor, or equity interest holder of, or lender to, any person or business, engage in any business that is in competition with any business in which Employer or any of its affiliates is engaged as of the Employment Termination Date (a "***Competitive Business***"), and that is within a 500-miles radius of any location at which Employer or any of its affiliates engages in such business at the time Employee commences to engage in such competitive activity.

6.2 For two (2) years after the Employment Termination Date, directly or indirectly (i) induce any person that is a customer of Employer or any of its affiliates to enter into any Contract with or otherwise patronize any business directly or indirectly in competition with the Competitive Business conducted by Employer or any of its affiliates; (ii) canvass, solicit, or accept from any person who is a customer of Employer or any of its affiliates any such Competitive Business; or (iii) request or advise any person who is a customer, vendor, or lessor of Employer or any of its affiliates, to withdraw, curtail, or cancel any such customer's, vendor's, or lessor's business with Employer or any of its affiliates; *provided, however*, that a general solicitation or advertisement originating outside of, and not specifically targeted to or reasonably expected to target, the territory as to which Employee is restricted from engaging in such competitive business as provided above under this Agreement at such time, will not be deemed in and of itself to violate the prohibitions of (i) or (ii) of this Section 6.2.

6.3 For the twelve (12) months after the Employment Termination Date, directly or indirectly employ, or knowingly permit any affiliate of Employee to employ, any person whom Employer or any of its affiliates employed within the prior six months.

6.4 For two (2) years after the Employment Termination Date, directly or indirectly (i) solicit for employment or other similar relationship with Employee, any of Employee's affiliates or any other person, any employee of Employer or any of its affiliates, or any person who was an employee of Employer or any of its affiliates, within the six-month period immediately preceding such solicitation of employment, other than such person (A) whose employment was terminated by the applicable person, or (B) who independently responded to a general solicitation for employment by Employee or Employee's affiliate; or (ii) induce, or attempt to induce, any employee of Employer or any of its affiliates, to

7.1 Employee represents to Employer as follows: (a) there are no restrictions, agreements, or understandings, oral or written, to which Employee is a party or by which Employee is bound that prevent or make unlawful Employee's execution or performance of this Agreement, and (b) Employee does not have any business or other relationship that creates a conflict between the interests of Employee and Employer.

7.2 Employee recognizes and agrees that Employee owes Employer and its affiliates a fiduciary duty of loyalty, fidelity, and allegiance to act at all times in the best interests of Employer and its affiliates and to do no act which might injure the business, interests, or reputation of Employer or any of its affiliates. Employee's duty of loyalty will extend throughout the Employment Term and will continue following termination of this Agreement to the extent set forth in this Agreement and as recognized by applicable law. In keeping with Employee's fiduciary duty to Employer and its affiliates, Employee agrees that, during the Employment Term, Employee will not knowingly become involved in a conflict between his personal interests and those of Employer or any of its affiliates, and, upon discovery thereof, will not willfully allow such conflict of interest to continue. Employee agrees to disclose in writing to Employer any facts that could reasonably be expected to involve a material conflict of interest upon Employee's conscious awareness that such a material conflict could exist. Employee recognizes that it is impossible to provide an exhaustive list of actions or activities that constitute or might constitute a conflict of interest, but recognizes that these actions or activities may include the following:

(a) ownership of more than a 5% interest in any supplier, contractor, customer, or other person that does business with Employer or any of its affiliates;

(b) acting in any capacity, including as a director, officer, employee, partner, consultant, or agent, for any supplier, contractor, customer, or other person that does business with Employer or any of its affiliates;

(c) acceptance, directly or indirectly, of payments, services, or loans (other than entertainment, gifts, or other sales incentives that may be furnished in the Ordinary Course of Business) from a supplier, contractor, customer, or other person that does business with Employer or any of its affiliates;

(d) misuse or disclosure of information of any kind obtained through Employee's relationship with Employer; and

(e) appropriation by Employee or diversion to any other person, directly or indirectly, of any business opportunity in which it is known or could reasonably be anticipated that Employer or its affiliates would be interested.

In further recognition of the fiduciary duties Employee owes to Employer and its affiliates, Employee agrees that all documentation that Employee provides to Employer will be accurate in all material respects, when taken as a whole and in light of the circumstances in which it was made.

8. Payments In Certain Circumstances Following a "Change in Control" of Employer.

8.1 "*Change in Control*" means (a) the acquisition, other than from Employer, by any individual, entity, or group of beneficial ownership of 50% or more of either the then outstanding shares of common stock of Employer or the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors; or (b) approval by the stockholders of Employer of (i) a reorganization, merger, consolidation, share exchange, or similar form of reorganization of Employer with respect to which the individuals and persons who were the respective beneficial owners of the common stock and voting securities of Employer immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the person resulting from such reorganization, merger or consolidation, (ii) a complete liquidation or dissolution of Employer, or (iii) sale or other disposition of all or substantially all of Employer's assets.

8.2 Subject to Section 8.3, upon the occurrence of a Change in Control, Employee may elect, within 30 days of such Change in Control, to terminate this Agreement by written notice to

Natural Shrimp Incorporated

Attn: President
5080 Spectrum Dr., Suite 1000 E.
Addison, Texas 75001

Tel: (888)791-9474

Mobil (972)951-8035
Email: geasterling@natualshrimp.com

If to Employee:

Attn: Tom Untermeyer, Chief Technology Officer
XXXXXXX, 633 SOUTH SAINT MARY'S #6407
San Antonio, TX 78205
Tel: (210) 288-5741
Email: tuntermeyer@naturalshrimp.com

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims, or other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.5 Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled at law or in equity.

9.6 Arbitration. Any controversy or claim by either Party arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator to be located in Waco, McLennan County, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable by either Party. Each Party shall be responsible for paying its respective costs relating to any arbitration pursuant to this Agreement, including any related attorneys fees.

9.7 Time. Time is of the essence in the performance of this Agreement

9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

9.9 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

9.10 Governing Law. This Agreement and the performance of the Parties' obligations hereunder will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

9.11 Amendments and Waivers. No amendment, modification, replacement, termination, or

Agreement or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party shall have executed this Agreement or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate this Agreement or such other document contemplated.

(b) Delivery of a copy of this Agreement or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. "Originally signed" or "original signature" means or refers to a signature that has not been mechanically or electronically reproduced.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

EMPLOYER:

NaturalShrimp Incorporated

By: [signature]
Name: Gerald Easterling
Title: President.

EMPLOYEE:

[signature]

Name: Tom Untermeyer, individually

EXHIBIT A

Description of Benefits

1. All normal and customary business related travel expenses will be paid by the company and in accordance to set travel budgets.